IT IS THEREFORE RESOLVED, that Section 9 of Article II of the Bylaws of the Company is hereby amended to read in its entirely as follows:

         Section 9. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by those stockholders holding the number of votes necessary to approve the taking of such action at a meeting at which all stockholders entitled to vote with respect to the subject matter thereof were present and voting, and such consent shall have the same force and effect as a vote at a meeting. A telegram, telex, cablegram, or similar transmission by a stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this Section. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who do not consent in writing of the action.

Date: April 13, 2007             By: Prentis B. Tomlinson, Jr.
                                 -----------------------------
                                 Prentis B. Tomlinson, Jr.
                                 Director

                                 By: Edward L. Moses
                                 -------------------
                                 Edward L. Moses
                                 Director

                                 By:  Derek H. L. Buntain
                                 ------------------------
                                 Derek H. L. Buntain
                                 Director

                                 By: Robert H. Steelhammer
                                 -------------------------
                                 Robert H. Steelhammer
                                 Director